As filed with the Securities and Exchange Commission
                      on January 12, 1998

                                      Registration No. 333-______

=================================================================

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                   _________________________

                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   _________________________

                       BRC HOLDINGS, INC.
     (Exact name of Registrant as specified in its charter)

           Delaware                          75-1533071
 (State or other jurisdiction             (I.R.S. Employer
              of                        Identification No.)
incorporation or organization)

 1111 West Mockingbird, Suite                  75247
             1500                            (Zip Code)
        Dallas, Texas
    (Address of Principal
      Executive Offices)
                   _________________________

         NONQUALIFIED PERFORMANCE STOCK OPTION PLAN FOR
       NEW EMPLOYEES AND EMPLOYEES OF ACQUIRED COMPANIES
                    (Full title of the plan)
                   _________________________

       THOMAS E. KIRALY                       Copy to:
   Chief Financial Officer             JEFFREY M. SONE, ESQ.
      BRC HOLDINGS, INC.                 Arter & Hadden LLP
    1111 West Mockingbird             1717 Main St., Suite 4100
         Suite 1500                   Dallas, Texas  75201-4605
     Dallas, Texas  75247                  (214) 761-2100
        (214) 688-1800
 (Name, address and telephone
 number, including area code,
    of agent for service)
                   _________________________


                CALCULATION OF REGISTRATION FEE

===============================================================================================================
                      |                |                          |                       |
                      |                |                          |   Proposed Maximum    |
 Title of Securities  | Amount to be   |     Proposed Maximum     |  Aggregate Offering   |       Amount of
   to be Registered   | Registered(1)  | Offering Price Per Share |       Price(2)        |   Registration Fee
----------------------|----------------|--------------------------|-----------------------|--------------------
     Common Stock     | 500,000 Shares |             (2)          |     $19,672,918       |         $5,804
   ($.10 par value)   |                |                          |                       |
===============================================================================================================

     (1) The securities to be registered represent shares of Common Stock issued or reserved for issuance under the Nonqualified Performance Stock Option Plan for New Employees and Employees of Acquired Companies (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (35,833 shares of Common Stock) may be exercised is $1,338,321.50 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (464,167 shares of Common Stock) is $18,334,596.50 calculated on the basis of the high and low price per share of Common Stock on the Nasdaq Stock Market's National Market on January 7, 1998 ($39.50), in accordance with Rule 457(c).

=================================================================

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*


*    Information required by Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     BRC Holdings, Inc. (the "Registrant" or the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

          (1) the Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December
          31, 1996;

          (2) the Company's Quarterly Reports filed with the Commission on Form 10-Q for the quarters ended March
          31, 1997; June 30, 1997 and September 30, 1997;

          (3)  the Company's Current Reports on Form 8-K dated
          January 6, 1997; November 20, 1997; December 3, 1997 and December 5, 1997;

          (4) the description of the Company's common stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 16, 1988, including any amendment or report filed for the purpose of updating such description; and

          (5) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of such amendment.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article "Ninth" of the Certificate of Incorporation contains provisions which eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Delaware General Corporation Law (the "DGCL"). Article VI of the Company's Bylaws contain provisions requiring the indemnification of the Company's directors and officers upon and pursuant to the terms specified therein and under the applicable provisions of the DGCL. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the DGCL provides broad authority for indemnification of officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation and Bylaws of the Company referred to above and are qualified in their entirety by reference thereto.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     (a)  Exhibits.

     Exhibit   Description
     -------   -----------


      4.1      Nonqualified Performance Stock Option
               Plan for New Employees and Employees of Acquired
               Companies (filed herewith)

      5.1      Opinion of Arter & Hadden LLP regarding
               legality of securities being registered (filed herewith)

     23.1      Consent of Arter & Hadden LLP (included
               in their opinion filed as Exhibit 5.1) (filed herewith)

     23.2      Consent of Price Waterhouse LLP (filed
               herewith)

     24.1      Power of Attorney (included on the
               signature page of this Registration Statement)

Item 9.     Undertakings.

     (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on January 9, 1998:

                         BRC HOLDINGS, INC.

                         By:    /s/ PERRY E. ESPING
                         ------------------------------------
                         Perry E. Esping
                         Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of PERRY E. ESPING and THOMAS E. KIRALY, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on January 9, 1998:

Signature                          Title
---------                          ------

 /s/ PERRY E. ESPING               Chairman and Chief Executive Officer
----------------------------       (Principal Executive Officer)
Perry E. Esping

 /s/ THOMAS E. KIRALY              Chief Financial Officer
----------------------------       Principal Financial and Accounting
Thomas E. Kiraly                   Officer

 /s/ L. D. BRINKMAN                Director
----------------------------
L. D. Brinkman

 /s/ ROBERT E. MASTERSON           Director
----------------------------
Robert E. Masterson

 /s/ DAVID H. MONNICH              Director
----------------------------
David H. Monnich

 /s/ PAUL T. STOFFEL               Director
----------------------------
Paul T. Stoffel

                       INDEX TO EXHIBITS


     Exhibit   Description
     -------   -----------

      4.1      Nonqualified Performance Stock Option
               Plan for New Employees and Employees of Acquired
               Companies (filed herewith)

      5.1      Opinion of Arter & Hadden LLP regarding
               legality of securities being registered (filed herewith)

     23.1      Consent of Arter & Hadden LLP (included
               in their opinion filed as Exhibit 5.1) (filed herewith)

     23.2      Consent of Price Waterhouse LLP (filed
               herewith)

     24.1      Power of Attorney (included on the
               signature page of this Registration Statement)